Exhibit 21.1

SUBSIDIARIES OF ASPEN AEROGELS, INC.

Aspen Aerogels Germany GmbH, a German entity

Aspen Aerogels Rhode Island, LLC, a Rhode Island limited liability company

Aspen Aerogels Georgia, LLC, a Georgia limited liability company